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                               KANE KESSLER, P.C.
                          1350 Avenue of the Americas
                               New York, NY 10019
                                 (212) 541-6222
                              Fax: (212) 245-3009


                               September 25, 2003


Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York 10580


          RE: REGISTRATION STATEMENT ON FORM S-3 OF JARDEN CORPORATION

Ladies and Gentlemen:

         We have acted as special counsel to Jarden Corporation, a Delaware corporation in connection the Company's offering of up to a maximum of 3,220,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company, which includes 420,000 shares of Common Stock which may be purchased by the underwriters pursuant to an over-allotment option, under the Registration Statement (the "Registration Statement") on Form S-3 (Reg. No. 333-102387) filed on behalf of the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"). The Registration Statement provides for the offering, issuance and sale from time to time of the securities described in the Registration Statement at an aggregate initial offering price that will not exceed $150,000,000. This opinion updates and supplements our opinions dated January 29, 2003 and May 7, 2003, each filed as an exhibit to the Registration Statement. This opinion is being furnished to you for filing on a Current Report on Form 8-K of the Company and incorporation by reference as Exhibit 5.1 to the Registration Statement.

         In our capacity as counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, and records of certain of the Company's corporate proceedings as reflected in its minute books; (ii) the Registration Statement, in the form filed with the Commission through the date hereof; and (iii) the supplemental prospectus to the Registration Statement, dated September 8, 2003, filed with the

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Jarden Corporation
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Commission on September 9, 2003, pursuant to Rule 424(b)(5) of the Act (the
"September Prospectus Supplement"). We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

         Based upon and subject to the foregoing and the statements contained herein, we are of the opinion that the Common Stock proposed to be sold by the Company, when duly sold, issued and paid for pursuant to, and in the manner contemplated by, the September Prospectus Supplement included as part of the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company's Current Report on Form 8-K to be filed with the Commission on or about September 26, 2003, to the incorporation by reference of this opinion into the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement which form a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We are qualified to practice law in the State of New York and do not purport to be experts on any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States.

         This opinion letter is limited to the specific legal matters expressly set forth herein, speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.


                                       Very truly yours,

                                       KANE KESSLER, P.C.


                                       By: /s/ Robert L. Lawrence
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